Pricing supplement

To prospectus dated April 15, 2016,

prospectus supplement dated April 15, 2016,

underlying supplement no. 1-I dated April 15, 2016 and

product supplement no. 1-I dated April 15, 2016

Pricing supplement to Product Supplement No. 1-I Registration Statement Nos. 333-209682 and 333-209682-01 Dated November 22, 2016; Rule 424(b)(8)

JPMorgan Chase Financial Company LLC

INTEREST RATE Structured Investments

Callable Range Accrual Securities due November 28, 2031

Linked to 3-Month USD LIBOR and the S&P 500® Index

Principal at Risk Securities

Fully and Unconditionally Guaranteed by JPMorgan Chase & Co.

As further described below, for each day that (i) the index closing value of the S&P 500® Index is greater than or equal to the index reference level and (ii) 3-Month USD LIBOR is within the LIBOR reference rate range (i.e., greater than or equal to 0.00% and less than or equal to 5.00%) interest will accrue on the securities at the per annum rate of 6.50%. At maturity, if the index closing value on the valuation date is greater than or equal to the trigger level, we will pay you the principal amount of your securities plus any accrued and unpaid interest to but excluding the maturity date. However, if the securities have not been redeemed and the index closing value of the S&P 500® Index on the valuation date is less than the trigger level, an investor in the securities will lose at least 50%, and may lose all, of the initial investment in the securities. During any interest payment period, interest will not accrue on any day on which (i) the index closing value is less than the index reference level or (ii) 3-Month USD LIBOR is not within the LIBOR reference rate range. If on each day during an interest payment period either (i) the index closing value is less than the index reference level or (ii) 3-Month USD LIBOR is not within the LIBOR reference rate range, the securities will not pay any interest for such interest payment period. We, JPMorgan Financial Company LLC, which we refer to as JPMorgan Financial, have the right to redeem the securities, the payment on which is fully and unconditionally guaranteed by JPMorgan Chase & Co., on any quarterly redemption date beginning November 28, 2017.  The securities are for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of losing a significant portion or all of their principal, the risk of receiving little or no interest on the securities and the risk of an early redemption of the securities at our discretion. You could lose your entire investment in the securities. Investors will not participate in any appreciation of the index or any increase in 3-Month USD LIBOR. Any payment on the securities is subject to the credit risk of JPMorgan Financial, as issuer of the securities, and the credit risk of JPMorgan Chase & Co., as guarantor of the securities.

SUMMARY TERMS
Issuer:	JPMorgan Chase Financial Company LLC
Guarantor:	JPMorgan Chase & Co.
Aggregate principal amount:	$2,200,000. We may increase the aggregate principal amount prior to the original issue date but are not required to do so.
Index:	The S&P 500® Index. Please see “Additional Provisions” beginning on page 3 below.
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and Issue Price” below)
Pricing date:	November 22, 2016
Original issue date (settlement date):	November 28, 2016 (3 business days after the pricing date), subject to the business day convention
Interest accrual date:	November 28, 2016, subject to the business day convention
Valuation date*:	November 24, 2031
Maturity date*:	November 28, 2031, subject to the business day convention
Payment at maturity:

If the final index value is greater than or equal to the trigger level, you will receive the principal amount of your securities at maturity.

If the final index value is less than the trigger level, you will lose 1% of the principal amount of your securities for every 1% that the final index value is less than the initial index value, and your payment at maturity per $1,000 principal amount security will be calculated as follows:

$1,000 + ($1,000 × index return)

If the final index value is less than the trigger level, you will lose at least 50.00% of your principal and may lose your entire principal at maturity.

Regardless of whether the final index value is greater than, equal to or less than the initial index value, at maturity you will also receive any accrued and unpaid interest on your securities.

Initial index value:	2,202.94, which is the index closing value on the pricing date
Final index value:	The index closing value on the valuation date
Index return:	(final index value – initial index value) initial index value
Trigger level:	1,101.47, which is 50.00% of the initial index value
Index closing value:	The daily closing value of the Index. Please see “Additional Provisions” beginning on page 3 below.
Interest rate:

For each interest payment period:

(x) the applicable per annum interest factor times (y) N/ACT; where

“N” = the aggregate number of calendar days in the applicable interest payment period on which (i) the index closing value is greater than or equal to the index reference level and (ii) 3-Month USD LIBOR is within the LIBOR reference rate range, as determined on the corresponding accrual determination date; and

“ACT” = the total number of calendar days in the applicable interest payment period.

It is possible that you could receive little or no interest on the securities during the entire term of the securities. If on the accrual determination date corresponding to any calendar day either (i) the index closing value is less than the index reference level or (ii) 3-Month USD LIBOR is not within the LIBOR reference rate range, interest will accrue at a rate of 0.00% per annum for that day.

Interest factor:	6.50%
LIBOR reference rate:	3-Month USD LIBOR. Please see “Additional Provisions” beginning on page 3 below.
LIBOR reference rate range:	Greater than or equal to 0.00% and less than or equal to 5.00%.
LIBOR reference rate cutoff:	For any interest payment period, the LIBOR reference rate for any day from and including the sixth scheduled business day prior to the related interest payment date shall be the LIBOR reference rate as in effect for the trading day immediately preceding such sixth scheduled business day. Please see “Additional Provisions” beginning on page 3 below.
Maximum interest rate:	For any interest payment period, the maximum interest rate per annum is equal to the interest factor
Minimum interest rate:	0.00% per annum
Index reference level:	1,101.47, which is 50.00% of the initial index value
Index cutoff:	For any interest payment period, the index closing value for any day from and including the sixth scheduled business day prior to but excluding the related interest payment date shall be the index closing value for the trading day immediately preceding such sixth scheduled business day. Please see “Additional Provisions” beginning on page 3 below.
Interest:

Subject to the interest accrual convention described below and in the accompanying product supplement, with respect to each interest payment period, for each $1,000 principal amount security, we will pay you interest in arrears on each interest payment date in accordance with the following formula:

$1,000 × interest rate, calculated in accordance with the day count fraction

Interest payment period:	Quarterly (the period beginning on and including the original issue date of the securities and ending on but excluding the first interest payment date and each successive period beginning on and including an interest payment date and ending on but excluding the next succeeding interest payment date, subject to the interest accrual convention described below and in the accompanying product supplement).
Interest payment dates:	The 28th day of each February, May, August and November, beginning on February 28, 2017 to and including the maturity date, or, if the securities have been redeemed, the applicable redemption date, subject to the business day convention and interest accrual convention described below and in the accompanying product supplement.
Redemption percentage:	With respect to a redemption date, if any, 100%

Redemption:	Beginning November 28, 2017, we have the right to redeem all of these securities on any quarterly redemption date and pay to you 100% of the stated principal amount per security plus accrued and unpaid interest to but excluding the date of such redemption, subject to the business day convention and the interest accrual convention described below and in the accompanying product supplement. If we decide to redeem the securities, we will give you notice at least 5 business days before the redemption date specified in the notice.
Redemption date:	The 28th day of each February, May, August and November, beginning on November 28, 2017, subject to the business day convention and the interest accrual convention described below and in the accompanying product supplement.
Business day convention:	Following
Interest accrual convention:	Unadjusted
Day count fraction:	30/360
Calculation agent:	J.P. Morgan Securities LLC (“JPMS”). All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us
Listing:	The securities will not be listed on any securities exchange.
Denominations:	$1,000 / $1,000
CUSIP / ISIN:	46646E6T4 / US46646E6T42
Book-entry or certificated security:	Book-entry
Business day:	New York
Agent:	JPMS

* Subject to postponement in the event of a market disruption event and as described under “Description of Securities—Payment on the Securities—Payment At Maturity” and “Description of Notes — Payment on the Notes — Postponement of an Observation Date” in the accompanying product supplement.

Commissions and issue price:	Price to Public(1)	Fees and Commissions	Proceeds to Issuer
Per Security	$1,000	$30.00(2)	$970.00
Total	$2,200,000	$66,000.00	$2,134,000.00
(1)	The price to the public includes the estimated cost of hedging our obligations under the securities through one or more of our affiliates, which includes our affiliates’ expected cost of providing such hedge as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge. For additional related information, please see “Use of Proceeds” in the accompanying product supplement.
(2)	JPMS, acting as agent for JPMorgan Financial, received a commission and used $30.00 per $1,000 stated principal amount security of that commission to allow selling concessions to Morgan Stanley Wealth Management (“MSWM”). See “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

The estimated value of the securities, when the terms of the securities were set, was $902.70 per $1,000 principal amount security. See “Additional Information About the Securities —The Estimated Value of the Securities” in this document for additional information. Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

You should read this pricing supplement together with the related product supplement no. 1-I, underlying supplement no. 1-I, prospectus supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement no. 1-I dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000089109216014194/e00048_424b2.pdf

Underlying supplement no. 1-I dated April 15, 2016 https://www.sec.gov/Archives/edgar/data/19617/000095010316012649/crt-dp64909_424b2.pdf

Prospectus supplement and prospectus, each dated April 15, 2016: http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

JPMorgan Chase Financial Company LLC

Callable Range Accrual Securities due November 28, 2031

The Securities

The securities are issued by JPMorgan Chase & Co. We describe the basic features of these securities in the sections of the accompanying product supplement called “Description of Notes” and “General Terms of Notes” subject to and as modified by the provisions described above. The terms of the securities as set forth in this pricing supplement, to the extent they differ or conflict with those set forth in the accompanying product supplement, will supersede the terms set forth in the accompanying product supplement . Among other things, your interest rate will be determined as described above under “Summary Terms — Interest Rate.” At maturity, if we have not redeemed the securities, regardless of the performance of 3-Month USD LIBOR, the payment at maturity will be determined based on the index closing value on the valuation date. If the index closing value on the valuation date is greater than or equal to the trigger level, we will pay you the principal amount of your securities plus any accrued and unpaid interest to but excluding the maturity date. However, if the index closing value on the valuation date is less than the trigger level, you will lose at least 50% of principal and may lose your entire principal at maturity. All payments on the securities are subject to the creditworthiness of JPMorgan Financial and JPMorgan Chase & Co.

The securities offer potential periodic interest payments, if any, on each interest payment date. For each interest payment period, the securities will pay interest at a rate per annum equal to the applicable interest factor, provided that interest will accrue at such per annum rate only on each day on which (i) the index closing value is greater than or equal to the index reference level and (ii) 3-Month USD LIBOR is within the LIBOR reference rate range, each as determined on the corresponding accrual determination date. If on each accrual determination date during such interest payment period, either (a) the index closing value is less than the index reference level or (b) 3-Month USD LIBOR is not within the LIBOR reference rate range, interest will not accrue during the related interest payment period. Interest, if any, will be paid in arrears on each interest payment date, to the holders of record at the close of business on the business day immediately preceding the applicable interest payment date. The yield on the securities may be less than the overall return you would receive from a conventional debt security that you could purchase today with the same maturity as the securities.

At our option, we may redeem the securities, in whole but not in part, on any redemption date, at a price equal to the principal amount being redeemed plus any accrued and unpaid interest, subject to the business day convention and the interest accrual convention described on the cover of this pricing supplement and in the accompanying product supplement. Any accrued and unpaid interest on the securities redeemed will be paid to the person who is the holder of record of such securities at the close of business on the business day immediately preceding the applicable redemption date.

Additional Provisions

The S&P 500® Index.

The S&P 500® Index consists of stocks of 500 component companies selected to provide a performance benchmark for the U.S. equity markets. For additional information on the S&P 500® Index, see the information set forth under “Equity Index Descriptions — The S&P 500® Index” in the accompanying underlying supplement no. 1-I.

LIBOR Reference Rate (3-Month USD LIBOR)

For each accrual determination date, each of the LIBOR reference rate and 3-Month USD LIBOR refers to the London Interbank Offered Rate for deposits in U.S. dollars with a Designated Maturity of six months that appears on Reuters page “LIBOR01” under the heading “6Mo” (or any successor page) at approximately 11:00 a.m., London time, on such accrual determination date, as determined by the calculation agent. If on such accrual determination date, 3-Month USD LIBOR cannot be determined by reference to Reuters page “LIBOR01” (or any successor page), then the calculation agent will determine 3-Month USD LIBOR in accordance with the procedures set forth in the accompanying product supplement no. 1-1 under “Description of Notes – Interest – The Underlying Rates – LIBOR Rate.”

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JPMorgan Chase Financial Company LLC

Callable Range Accrual Securities due November 28, 2031

Index Closing Value

For each accrual determination date, the official closing level of the S&P 500® Index (the “Index”) published following the regular official weekday close of trading for the S&P 500® Index on Bloomberg Professional® Service page “SPX Index HP” on such accrual determination date. If a market disruption event exists with respect to the S&P 500® Index on any accrual determination date, the index closing value on the immediately preceding accrual determination date for which no market disruption event occurs or is continuing will be the index closing value for such disrupted accrual determination date (and will also be the index closing value for the originally scheduled accrual determination date). In certain circumstances, the index closing value will be based on the alternative calculation of the S&P 500® Index as described under “General Terms of Notes — Discontinuation of an Equity Index; Alteration of Method of Calculation” in the accompanying product supplement no. 1-I.

Accrual Determination Date

For each calendar day, the second trading day prior to such calendar day; provided that for the period commencing on the sixth scheduled business day prior to but excluding each interest payment date, the accrual determination date will be the first trading day that immediately precedes such period. For purposes of product supplement no. 1-I, an accrual determination date is (i) an index determination date and (ii) a LIBOR determination date.

Trading Day

A day, as determined by the calculation agent, (i) on which trading is generally conducted on (a) the relevant exchanges for securities underlying the S&P 500® Index or the relevant successor index, if applicable, and (b) the exchanges on which futures or options contracts related to the S&P 500® Index or the relevant successor index, if applicable, are traded, other than a day on which trading on such relevant exchange or exchange on which such futures or options contracts are traded is scheduled to close prior to its regular weekday closing time and (ii) on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealings in foreign exchange and foreign currency deposits) in London.

Business Day

Any day, other than a Saturday, Sunday or a day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close or a day on which transactions in U.S. dollars are not conducted.

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JPMorgan Chase Financial Company LLC

Callable Range Accrual Securities due November 28, 2031

Hypothetical Examples

Hypothetical Examples of Calculation of the Interest Rate on the Securities for an Interest Payment Period

The table below presents examples of the hypothetical interest rate that would accrue on the securities based on the total number of calendar days in an interest payment period on which the LIBOR reference rate is within the applicable LIBOR reference rate range and the index closing value is greater than or equal to the index reference level. The table reflects that the interest payment period contains 90 calendar days and the interest factor is 6.50%.

The example below is for purposes of illustration only and would provide different results if different assumptions were made. The actual quarterly interest rate and payments will depend on the actual interest payment period, index closing value and LIBOR reference rate on each day.

N*	Hypothetical Interest Rate (per annum)
0	0.00%
10	0.72%
20	1.44%
25	1.81%
35	2.53%
50	3.61%
75	5.42%
90	6.50%

* “N” = the aggregate number of calendar days in the applicable interest payment period on which (i) the index closing value is greater than or equal to the index reference level and (ii) 3-Month USD LIBOR is within the LIBOR reference rate range, as determined on the corresponding accrual determination date

Hypothetical Examples of Amounts Payable at Maturity

The following examples illustrate how to calculate the payment at maturity, excluding any accrued but unpaid interest. For purposes of the following examples, we have assumed a hypothetical initial index value of 2,100 and a hypothetical trigger level of 1,050, and that the securities are not called prior to their scheduled maturity date. Each hypothetical payment at maturity set forth below is for illustrative purposes only and may not be the actual payment at maturity applicable to a purchaser of the securities. In addition, the effect of any accrued and unpaid interest has been excluded.

Example 1: The level of the index increases from the initial index value of 2,100 to a final index value of 2,500. Because the final index value of 2,500 is greater than the initial index value of 2,100, the investor receives a payment at maturity of $1,000 per $1,000 principal amount security. Investors do not participate in any appreciation of the index.

Example 2: The level of the index decreases from the initial index value of 2,100 to a final index value of 1,400. Although the index return is negative, because the final index value of 1,400 is not less than the trigger level of 1,050, the investor receives a payment at maturity of $1,000 per $1,000 principal amount security.

Example 3: The level of the index decreases from the initial index value of 2,100 to a final index value of 945. Because the index return is negative and the final index value of 945 is less than the trigger level of 1,050, the investor receives a payment at maturity of $450.00 per $1,000 principal amount security, calculated as follows:

$1,000 + ($1,000 × -55.00%) = $450.00

Example 4: The level of the index decreases from the initial index value of 2,100 to a final index value of 0. Because the index return is negative and the final index value of 0 is less than the trigger level of

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JPMorgan Chase Financial Company LLC

Callable Range Accrual Securities due November 28, 2031

1,050, the investor receives a payment at maturity of $0.00 per $1,000 principal amount security, calculated as follows:

$1,000 + ($1,000 × -100%) = $0.00

If the securities are not redeemed prior to maturity and the final index value is less than the trigger level, investors will lose a significant portion or all of their investment.

The hypothetical payments on the securities shown above apply only if the securities are not called prior to maturity and you hold the securities for their entire term. These hypotheticals do not reflect fees or expenses that would be associated with any sale in the secondary market. If these fees and expenses were included, the hypothetical payments shown above would likely be lower.

Historical Information

LIBOR Reference Rate

The following graph sets forth the weekly LIBOR reference rate for the period from January 7, 2011 to November 18, 2016. The LIBOR reference rate on November 22, 2016 was 0.92483%. The historical performance of the LIBOR reference rate should not be taken as an indication of its future performance. We cannot give you any assurance that the LIBOR reference rate will be within the applicable LIBOR reference rate range on any day of any interest payment period. We obtained the information in the graph below, without independent verification, from Bloomberg Financial Markets, which closely parallels but is not necessarily exactly the same as the Reuters Page price sources used to determine the LIBOR reference rate.

S&P 500® Index

The following table sets forth the published high and low index closing values, as well as end-of-quarter index closing values, for each quarter in the period from January 3, 2011 through November 22, 2016. The graph following the table sets forth the daily closing values of the Index for the period from January 3, 2011 through November 22, 2016. The index closing value on November 22, 2016 was 2,202.94.

We obtained the index closing values used to construct the graph below from Bloomberg Financial Markets. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets. The historical levels of the index should not be taken as an indication of future performance, and no assurance can be given as to the index closing value on any of the accrual determination dates. We cannot give you assurance that the performance of the index will result in any interest payments or any return of principal at maturity.

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JPMorgan Chase Financial Company LLC

Callable Range Accrual Securities due November 28, 2031

SPX Index	High	Low	Period End
2011
First Quarter	1,343.01	1,256.88	1,325.83
Second Quarter	1,363.61	1,265.42	1,320.64
Third Quarter	1,353.22	1,119.46	1,131.42
Fourth Quarter	1,285.09	1,099.23	1,257.60
2012
First Quarter	1,416.51	1,277.06	1,408.47
Second Quarter	1,419.04	1,278.04	1,362.16
Third Quarter	1,465.77	1,334.76	1,440.67
Fourth Quarter	1,461.40	1,353.33	1,426.19
2013
First Quarter	1,569.19	1,457.15	1,569.19
Second Quarter	1,669.16	1,541.61	1,606.28
Third Quarter	1,725.52	1,614.08	1,681.55
Fourth Quarter	1,848.36	1,655.45	1,848.36
2014
First Quarter	1,878.04	1,741.89	1,872.34
Second Quarter	1,962.87	1,815.69	1,960.23
Third Quarter	2,011.36	1,909.57	1,972.29
Fourth Quarter	2,090.57	1,862.49	2,058.90
2015
First Quarter	2,117.39	1,992.67	2,067.89
Second Quarter	2,130.82	2,057.64	2,063.11
Third Quarter	2,128.28	1,867.61	1,920.03
Fourth Quarter	2,109.79	1,923.82	2,043.94
2016
First Quarter	2,063.95	1,829.08	2,059.74
Second Quarter	2,119.12	2,000.54	2,098.86
Third Quarter	2,190.15	2,088.55	2,168.27
Fourth Quarter (through November 22, 2016)	2,202.94	2,085.18	2,202.94

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JPMorgan Chase Financial Company LLC

Callable Range Accrual Securities due November 28, 2031

**The dotted black line in the graph indicates a hypothetical index reference level of 1,101.47 (50% of the S&P 500® Index Closing Level on November 22, 2016 of 2,202.94).

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JPMorgan Chase Financial Company LLC

Callable Range Accrual Securities due November 28, 2031

Risk Factors

The securities involve risks not associated with an investment in ordinary floating rate securities. An investment in the securities entails significant risks not associated with similar investments in a conventional debt security, including, but not limited to, fluctuations in 30ICE, 2ICE and the index, and other events that are difficult to predict and beyond our control.

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement.

▪	Your investment may result in a loss. The securities do not guarantee any return of principal. The return on the securities at maturity is linked to the performance of the index and will depend on whether or not the final index value is greater than or equal to the trigger level. Your investment will be exposed to significant loss if the final index value is less than the trigger level. Under these circumstances, for every 1% that the final index value is less than the initial index value, you will lose an amount equal to 1% of the principal amount of your securities. Accordingly, if the final index value is less than the trigger level, you will lose at least 50.00% of your principal and may lose your entire principal at maturity.
▪	The securities are not ordinary debt securities and are subject to an interest accrual provision; the interest rate on the securities is variable and may equal the minimum rate of 0.00%. The terms of the securities differ from those of ordinary debt securities in that the rate of interest you will receive is not fixed, but will vary based on both the closing level of the S&P 500® Index and the LIBOR reference rate on each day during each interest payment period. The variable interest rate on the securities, while determined by reference to the LIBOR reference rate and the official closing level of the S&P 500® Index as described herein, does not actually pay an amount based directly on such levels. Moreover, each calendar day during an interest payment period for which (i) the index closing value of the S&P 500® Index is less than the index reference level or (ii) the LIBOR reference rate is not within the LIBOR reference rate range (each as determined based on the level of the S&P 500® Index and the LIBOR reference rate on the applicable accrual determination date) will result in a reduction of the interest rate per annum payable for the corresponding interest payment period, potentially down to 0.00%. If, for an entire interest payment period, either (i) the official closing level of S&P 500® Index is less than the index reference level or (ii) the LIBOR reference rate is not within the LIBOR reference rate range, the interest rate for such interest payment period will be equal to 0.00% and you will not receive any interest payment for such interest payment period. In that event, you will not be compensated for any loss in value due to inflation and other factors relating to the value of money over time during such period.
▪	The securities reference an equity index and the LIBOR reference rate. If the index closing value of the S&P 500® Index is less than the index reference level on any accrual determination date, the securities will not accrue interest on that day. If the index closing value of the S&P 500® Index is less than the index reference level on each accrual determination date in an interest payment period, the interest rate payable on the securities will be equal to 0.00% per annum for such interest payment period. Similarly, if the LIBOR reference rate is not within the LIBOR reference rate range on any accrual determination date, the securities will not accrue interest on that day. Therefore, you are exposed to risks relating to both equity markets and interest rates. You should carefully consider the movements, current levels and overall trends in equity markets and interest rates, prior to purchasing these securities. Although the securities do not directly reference the level of the S&P 500® Index or the LIBOR reference rate, the amount of interest, if any, payable on your securities is contingent upon, and related to, each of these levels.
▪	You are exposed to the performance risks of each of the LIBOR reference rate and the S&P 500® Index. Your interest rate applicable to each interest payment period is not linked to the aggregate performance of the LIBOR reference rate and the S&P 500® Index. For instance, whether or not interest accrues on a calendar day within an interest payment period will be contingent upon the independent performance of each of the S&P 500® Index and the LIBOR reference rate, each as determined on the applicable accrual determination date. Unlike an investment in an instrument with a return linked to a basket of underlying assets, in which risk is mitigated through diversification among all of the components of the basket, an investment in the securities will expose you to the risks related to each of the LIBOR

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JPMorgan Chase Financial Company LLC

Callable Range Accrual Securities due November 28, 2031

reference rate and the S&P 500® Index. Poor performance of the LIBOR reference rate (meaning that the LIBOR reference rate is not within the LIBOR reference rate range), or the S&P 500® Index (meaning that it decreases to be less than the index reference level) during the term of the securities will negatively affect your return on the securities and will not be offset or mitigated by a positive performance of the other. Accordingly, your investment is subject to the performance risk of each of the LIBOR reference rate and the S&P 500® Index.

▪	The interest rate on the securities may be below the rate otherwise payable on similar variable rate securities issued by us. The value of the securities will depend on the interest rate on the securities, which will be affected by the LIBOR reference rate and the level of the S&P 500® Index. If on any accrual determination date (i) the level of the S&P 500® Index is less than the index reference level or (ii) the LIBOR reference rate is not within the LIBOR reference rate range, the interest rate on the securities may be less than returns on similar variable rate securities issued by us that are not linked to the LIBOR reference rate and the S&P 500® Index, or that are linked to only one of the LIBOR reference rate or the S&P 500® Index. We have no control over any fluctuations in the LIBOR reference rate or the S&P 500® Index.
▪	The method of determining whether interest accrues on an accrual determination date may not directly correlate to the actual value of the index or the actual LIBOR reference rate. The determination of the interest rate per annum payable for any interest payment period will be based on the actual number of days in that interest payment period on which (i) the index closing value of the index is greater than or equal to the index reference level and (ii) the LIBOR reference rate is within the LIBOR reference rate range, each as determined on each accrual determination date. However, we will use the same index closing value of the S&P 500® Index and the same level of the LIBOR reference rate for the period commencing on the sixth business day prior to but excluding each applicable interest payment date. The index closing value used will be the index closing value of the S&P 500® Index on the first trading day immediately preceding the sixth business day prior to but excluding each applicable interest payment date, regardless of what the actual closing level of the S&P 500® Index is for the calendar days in that period or whether the index closing value would have been greater than or equal to the index reference level during such accrual determination dates if actually tested in such period. Likewise, the level of the LIBOR reference rate used will be the level of the LIBOR reference rate on the first trading day immediately preceding the sixth business day prior to but excluding each applicable interest payment date, regardless of what the actual level of the LIBOR reference rate is for the calendar days in that period or whether the LIBOR reference rate would have been within the LIBOR reference rate range during such accrual determination dates if actually tested in such period. As a result, the determination as to whether (i) the index closing value is greater than or equal to the index reference level or (ii) the LIBOR reference rate is within the LIBOR reference rate range for any interest payment period may not directly correlate to the actual index closing values of the S&P 500® Index or the level of the LIBOR reference rate, which will in turn affect the interest rate calculation.
▪	Your return on the securities is limited to the principal amount plus accrued and unpaid interest regardless of any appreciation in the value of the index. If the securities are not called and the final index value is greater than or equal to the trigger level, for each $1,000 principal amount security, you will receive $1,000 at maturity plus any accrued and unpaid interest, regardless of any appreciation in the value of the index, which may be significant. In addition, if the securities are called, for each $1,000 principal amount security, you will receive $1,000 plus any accrued and unpaid interest, regardless of the appreciation in the value of the index, which may be significant. Accordingly, you will under no circumstances participate in any appreciation of the index, and the return on the securities may be significantly less than the return on a direct investment in the index during the term of the securities.
▪	We may call your securities prior to their scheduled maturity date. We may choose to call the securities early or choose not to call the securities early on any redemption date in our sole discretion. If the securities are called early, you will receive the principal amount of your securities plus any accrued and unpaid interest to, but not including, the redemption date. The aggregate amount that you will receive through and including the redemption date may be less than the aggregate amount that you would have received had the securities not been called early. If we call the securities early, your overall return may be less than the yield which the securities would have earned if you held your securities to maturity and you

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may not be able to reinvest your funds at the same rate as the original securities. We may choose to call the securities early, for example, if U.S. interest rates decrease significantly or if volatility of U.S. interest rates decreases significantly. In other words, we will be more likely to redeem the securities when the securities are paying an above-market interest rate. If the securities are redeemed prior to maturity, you will receive no more quarterly interest payments, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

On the other hand, we will be less likely to exercise our redemption right when the index closing value of the underlying index is below the index reference level or when the LIBOR reference rate is not within the LIBOR reference rate range, and/or when the final index value is expected to be below the trigger level, such that you will receive reduced interest payments, or no quarterly interest payments, and/or that you will suffer a significant loss on your initial investment in the securities at maturity. Therefore, if we do not exercise our redemption right, it is more likely that you will receive reduced interest payments, or no quarterly interest payments, and suffer a significant loss at maturity.

▪	The interest rate on the securities for an interest payment period is subject to the maximum interest rate. The interest rate for an interest payment period is variable; however, it will never exceed the interest factor set forth on the front cover of this pricing supplement, regardless of the performance of the index or the LIBOR reference rate.
▪	Longer dated securities may be more risky than shorted dated securities. By purchasing a security with a longer tenor, you are more exposed to fluctuations in interest rates than if you purchased a security with a shorter tenor. Specifically, you may be negatively affected if certain interest rate scenarios occur, or if the index closing value of the S&P 500® Index is less than the index reference level or the LIBOR reference rate is not within the LIBOR reference rate range for an entire interest payment period. The applicable discount rate, which is the prevailing rate in the market for securities of the same tenor, will likely be higher for securities with longer tenors than if you had purchased a security with a shorter tenor. Therefore, assuming that short term rates rise, the market value of a longer dated security will be lower than the market value of a comparable short term security with similar terms.
▪	Market disruption events may adversely affect the rate at which the securities accrue interest. The rate at which the securities accrue interest for an interest payment period will be based on the index closing value of the S&P 500® Index and the LIBOR reference rate, each as determined on the applicable accrual determination date. Notwithstanding anything to the contrary herein or in the accompanying product supplement, if a market disruption event occurs or is continuing on any accrual determination date, the index closing value on the immediately preceding accrual determination date for which no market disruption event occurs or is continuing will be the index closing value for such disrupted accrual determination date (and will also be the index closing value for the originally scheduled accrual determination date). Because your securities will not accrue interest unless the index closing value is less greater than or equal to the index reference level, if a market disruption event continues for an extended period of time, the amount of interest that accrues on the securities may be severely limited.
▪	The historical performance of the LIBOR reference rate and the Index are not an indication of their future performance. The historical performance of the LIBOR reference rate and the index should not be taken as indications of their future performance during the term of the securities. Changes in the levels of the LIBOR reference rate and the index will affect the trading price of the securities, but it is impossible to predict whether such levels will rise or fall. There can be no assurance that the LIBOR reference rate will be within the LIBOR reference rate range and the index closing value will be equal to or greater than the index reference level on any day during the term of the securities. In addition, there can be no assurance that the index closing value of the index on the final determination date will be greater than or equal to the trigger level. Furthermore, the historical performance of each of the LIBOR reference rate and the index does not reflect the return the securities would have yielded, because each does not take into account the other’s performance.
▪	The securities are subject to the credit risks of JPMorgan Financial and JPMorgan Chase & Co. The securities are subject to the credit risk of JPMorgan Financial and JPMorgan Chase & Co., and our credit ratings and credit spreads may adversely affect the market value of the securities. Investors are dependent on JPMorgan Financial and JPMorgan Chase & Co.’s ability to pay all amounts due on the

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securities. Any actual or potential change in our creditworthiness or credit spreads, as determined by the market for taking our and JPMorgan Chase & Co.’s credit risk, is likely to adversely affect the value of the securities.  If we or JPMorgan Chase & Co. were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.

▪	As a finance subsidiary, JPMorgan Financial has no independent operations and has limited assets. As a finance subsidiary of JPMorgan Chase & Co., we have no independent operations beyond the issuance and administration of our securities. Aside from the initial capital contribution from JPMorgan Chase & Co., substantially all our assets relate to obligations of our affiliates to make payments under loans made by us or other intercompany agreements. As a result, we are dependent upon payments from our affiliates to meet our obligations under the securities. If these affiliates do not make payments to us and we fail to make payments on the securities, you may have to seek payment under the related guarantee by JPMorgan Chase & Co., and that guarantee will rank pari passu with all other unsecured and unsubordinated obligations of JPMorgan Chase & Co.
▪	Potential conflicts. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and as an agent of the offering of the securities, hedging our obligations under the securities and making the assumptions used to determine the pricing of the securities and the estimated value of the securities when the terms of the securities are set, which we refer to as the estimated value. In performing these duties, our economic interests and the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. In addition, our business activities, including hedging and trading activities as well as modeling and structuring the economic terms of the securities, could cause our economic interests to be adverse to yours and could adversely affect any payment on the securities and the value of the securities. It is possible that hedging or trading activities of ours or our affiliates in connection with the securities could result in substantial returns for us or our affiliates while the value of the securities declines. Please refer to “Risk Factors — Risks Relating to the Notes Generally” in the accompanying product supplement for additional information about these risks.

In addition, JPMorgan Chase & Co. is currently one of the companies that make up the S&P 500® Index, but JPMorgan Chase & Co. will not have any obligation to consider your interests as a holder of the securities in taking any corporate action that might affect the level of the S&P 500® Index and the securities.

▪	Adjustments to the Index could adversely affect the value of the securities. The underlying index publisher for the index can add, delete or substitute the stocks underlying such index, and can make other methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of such index. Any of these actions could adversely affect the value of the securities. The underlying index publisher may also discontinue or suspend calculation or publication of such index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued index. The calculation agent could have an economic interest that is different than that of investors in the securities insofar as, for example, the calculation agent is permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates. If the calculation agent determines that there is no appropriate successor index, on any day on which the index closing value of an index is to be determined, the index closing value for such day will be based on the stocks underlying the discontinued index at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent, in accordance with the formula for calculating the index closing value for the index last in effect prior to the discontinuance of the index.
▪	The estimated value of the securities is lower than the original issue price (price to public) of the securities. The estimated value of the securities is only an estimate determined by reference to several factors. The original issue price of the securities exceeds the estimated value of the securities because costs associated with selling, structuring and hedging the securities are included in the original issue price of the securities. These costs include the selling commissions, the structuring fee, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the

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securities and the estimated cost of hedging our obligations under the securities. See “Additional Information about the Securities — The estimated value of the securities” in this document.

▪	The estimated value does not represent future values of the securities and may differ from others’ estimates. This estimated value is based on market conditions and other relevant factors existing at the time of pricing and assumptions about market parameters, which can include volatility, dividend rates, interest rates and other factors. Different pricing models and assumptions could provide valuations for securities that are greater than or less than the estimated value. In addition, market conditions and other relevant factors in the future may change, and any assumptions may prove to be incorrect. On future dates, the value of the securities could change significantly based on, among other things, changes in market conditions, our creditworthiness, interest rate movements and other relevant factors, which may impact the price, if any, at which JPMS would be willing to buy securities from you in secondary market transactions. See “Additional Information About the Securities –The Estimated Value of the Securities” in this document.
▪	The estimated value of the securities is derived by reference to an internal funding rate. The internal funding rate used in the determination of the estimated value of the securities is based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. The use of an internal funding rate and any potential changes to that rate would have an adverse effect on the terms of the securities and any secondary market prices of the securities. See “Additional Information About the Securities —The Estimated Value of the Securities” in this document.
▪	The value of the securities as published (and which may be reflected on customer account statements) may be higher than the then-current estimated value of the securities for a limited time period. We generally expect that some of the costs included in the issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period. These costs can include projected hedging profits, if any, and, in some circumstances, estimated hedging costs and our internal secondary market funding rates for structured debt issuances. See “Additional Information About the Securities — Secondary Market Prices of the Securities” in this document for additional information relating to this initial period. Accordingly, the estimated value of your securities during this initial period may be lower than the value of the securities as published by JPMS (and which may be shown on your customer account statements).
▪	Secondary market prices of the securities will likely be lower than the issue price of the securities. Any secondary market prices of the securities will likely be lower than the issue price of the securities because, among other things, secondary market prices take into account our internal secondary market funding rates for structured debt issuances and, also, because secondary market prices (a) exclude selling commissions and (b) may exclude projected hedging profits, if any, and estimated hedging costs that are included in the issue price of the securities. As a result, the price, if any, at which JPMS will be willing to buy securities from you in secondary market transactions, if at all, is likely to be lower than the original issue price. Any sale by you prior to the maturity date could result in a substantial loss to you. See the two immediately following risk factors for information about additional factors that will impact any secondary market prices of the securities.

The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity. See “— Lack of Liquidity” below.

▪	Secondary market prices of the securities will be impacted by many economic and market factors. The secondary market price of the securities during their term will be impacted by a number of economic and market factors, which may either offset or magnify each other, aside from the selling commissions, projected hedging profits, if any, and estimated hedging costs, including but not limited to:
o	the performance of the LIBOR reference rate;
o	the performance of the index;
o	any actual or potential change in our or JPMorgan Chase & Co.’s creditworthiness or credit spreads;
o	customary bid-ask spreads for similarly sized trades;

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o	our internal secondary market funding rates for structured issuances;
o	the time to maturity of the securities;
o	dividend rates on the equity securities underlying the index;
o	the expected positive or negative correlation between the LIBOR reference rate and the S&P 500® Index or the expected absence of such correlation;
o	interest and yield rates in the market generally, as well as the volatility of those rates;
o	the likelihood, or expectation, that the securities will be redeemed by us, based on prevailing market interest rates or otherwise; and
o	a variety of other economic, financial, political, regulatory and judicial events.

Additionally, independent pricing vendors and/or third party broker-dealers may publish a price for the securities, which may also be reflected on customer account statements. This price may be different (higher or lower) than the price of the securities, if any, at which JPMS may be willing to purchase your securities in the secondary market.

▪	JPMS and its affiliates may have published research, expressed opinions or provided recommendations that are inconsistent with investing in or holding the securities, and may do so in the future. Any such research, opinions or recommendations could affect the market value of the securities. JPMS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. JPMS and its affiliates may have published research or other opinions that call into question the investment view implicit in an investment in the securities. Any research, opinions or recommendations expressed by JPMS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should undertake their own independent investigation of the merits of investing in the securities.
▪	Secondary market prices of the securities are sensitive to both interest rates and the performance of the index. If interest rates rise generally, the secondary market prices of the securities will be adversely impacted because of the relatively long term of the securities and the increased probability that that the interest rate for the securities will be less than such rates. Additionally, if the index closing value declines, even if the index closing value has not declined below the trigger level, the secondary market prices of the securities will also be adversely impacted because of the increased probability that the index closing value may decline below the index reference level and may be less than the index reference level over the remaining term of the securities and the increased probability that you may lose some or all of your principal at maturity. If both interest rates rise and the index closing value declines, the secondary market prices of the securities may decline more rapidly than those of other securities that are linked to only the LIBOR reference rate or the index, or than if the amount payable at maturity were not linked to the performance of the Index relative to the trigger level.
▪	Reinvestment risk. If we redeem the securities, the term of the securities may be reduced and you will not receive interest payments after the applicable redemption date. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return and/or with a comparable interest rate for a similar level of risk in the event the securities are redeemed prior to the maturity date.
▪	Variable rate securities differ from fixed rate securities. The variable interest rate for all interest payment periods will be determined in part based on the LIBOR reference rate and the index closing value of the S&P 500® Index and may be less than returns otherwise payable on debt securities issued by us with similar maturities. You should consider, among other things, the overall potential annual percentage rate of interest to maturity of the securities as compared to other investment alternatives.
▪	Market factors may influence whether we exercise our right to redeem the securities prior to their scheduled maturity. We have the right to redeem the securities prior to the maturity date, in whole but not in part, on the specified redemption dates. It is more likely that we will redeem the securities prior to the maturity date if the index closing value of the S&P 500® Index is greater than or equal to the index reference level and the LIBOR reference rate is within the LIBOR reference rate range on the applicable

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accrual determination dates. If the securities are called prior to the maturity date, you may be unable to invest in securities with similar risk and yield as the securities. Your ability to realize a higher than market yield on the securities is limited by our right to redeem the securities prior to their scheduled maturity, which may adversely affect the value of the securities in the secondary market, if any.

On the other hand, we are less likely to redeem the securities when the value of the S&P 500® Index is less than the index reference level or when the LIBOR reference rate is not within the LIBOR reference rate range. Therefore, if we do not redeem the securities, it is more likely that you will not receive interest payments and/or that you will suffer a substantial loss at maturity.

▪	3-Month USD LIBOR and the index closing value may be volatile. 3-Month USD LIBOR is subject to volatility due to a variety of factors affecting interest rates generally and the rates of U.S. Treasury securities specifically, including:

▪  sentiment regarding underlying strength in the U.S. and global economies;

▪  expectation regarding the level of price inflation;

▪  sentiment regarding credit quality in U.S. and global credit markets;

▪  central bank policy regarding interest rates; and

▪  performance of capital markets.

Recently, the S&P 500® Index has experienced significant volatility. Increases in 3-Month USD LIBOR or decreases in the index closing value could result in the LIBOR reference rate not being within the LIBOR reference rate range or the index closing value being below the index reference level and thus in the reduction of interest payable on the securities.

▪	Whether interest accrues on the securities will depend on a number of factors, which may result in an interest rate of zero. The amount of interest, if any, payable on the securities will depend on a number of factors that can affect the LIBOR reference rate and the index closing value including, but not limited to:

▪  changes in, or perceptions about, future LIBOR reference rates and index closing values;

▪  general economic conditions;

▪  prevailing interest rates;

▪  the dividend rates on the equity securities underlying the S&P 500® Index; and

▪  the policy of the Federal Reserve Board regarding interest rates.

These and other factors may have a negative impact on the amount of interest, if any, payable on the securities. In addition, these and other factors may have a negative impact on the value of the securities in the secondary market.

▪	Lack of liquidity. The securities will not be listed on any securities exchange. JPMS intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which JPMS is willing to buy the securities.

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Additional Information About the Securities

The Estimated Value of the Securities

The estimated value of the securities set forth on the cover of this document is equal to the sum of the values of the following hypothetical components: (1) a fixed-income debt component with the same maturity as the securities, valued using the internal funding rate for structured debt described below, and (2) the derivative or derivatives underlying the economic terms of the securities. The estimated value does not represent a minimum price at which JPMS would be willing to buy your securities in any secondary market (if any exists) at any time. The internal funding rate used in the determination of the estimated value is based on, among other things, our and our affiliates’ view of the funding value of the securities as well as the higher issuance, operational and ongoing liability management costs of the securities in comparison to those costs for the conventional fixed-rate debt of JPMorgan Chase & Co. For additional information, see “Risk Factors —The estimated value is derived by reference to an internal funding rate” in this document. The value of the derivative or derivatives underlying the economic terms of the securities is derived from internal pricing models of our affiliates. These models are dependent on inputs such as the traded market prices of comparable derivative instruments and on various other inputs, some of which are market-observable, and which can include volatility, dividend rates, interest rates and other factors, as well as assumptions about future market events and/or environments. Accordingly, the estimated value of the securities is determined when the terms of the securities are set based on market conditions and other relevant factors and assumptions existing at that time. See “Risk Factors — The estimated value of the securities does not represent future values of the securities and may differ from others’ estimates” in this document.

The estimated value of the securities is lower than the issue price of the securities because costs associated with selling, structuring and hedging the securities are included in the issue price of the securities. These costs include the selling commissions paid to JPMS and other affiliated or unaffiliated dealers, the projected profits, if any, that our affiliates expect to realize for assuming risks inherent in hedging our obligations under the securities and the estimated cost of hedging our obligations under the securities. Because hedging our obligations entails risk and may be influenced by market forces beyond our control, this hedging may result in a profit that is more or less than expected, or it may result in a loss. We or one or more of our affiliates will retain any profits realized in hedging our obligations under the securities. See “Risk Factors —The estimated value of the securities is lower than the issue price (price to public) of the securities” in this document.

Secondary Market Prices of the Securities

For information about factors that will impact any secondary market prices of the securities, see “Risk Factors — Secondary market prices of the securities will be impacted by many economic and market factors” in this pricing supplement. In addition, we generally expect that some of the costs included in the issue price of the securities will be partially paid back to you in connection with any repurchases of your securities by JPMS in an amount that will decline to zero over an initial predetermined period that is intended to be the shorter of six months and one-half of the stated term of the securities. The length of any such initial period reflects the structure of the securities, whether our affiliates expect to earn a profit in connection with our hedging activities, the estimated costs of hedging the securities and when these costs are incurred, as determined by our affiliates. See “Risk Factors — The value of the securities as published may be higher than the then-current estimated value of the securities for a limited time period” in this document.

Supplemental Plan of Distribution

Subject to regulatory constraints, JPMS intends to use its reasonable efforts to offer to purchase the securities in the secondary market, but is not required to do so.

We or our affiliate may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the securities and JPMS and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions. See “Use of Proceeds and Hedging” on page PS-37 in the accompanying product supplement.

Tax Considerations

You should review carefully the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 1-I. Based on the advice of Sidley Austin llp, our special tax counsel,

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and on current market conditions, in determining our reporting responsibilities we intend to treat the securities for U.S. federal income tax purposes as income-bearing pre-paid derivative contracts. By purchasing the securities, you agree (in the absence of an administrative determination or judicial ruling to the contrary) to follow this treatment. However, there are other reasonable treatments that the Internal Revenue Service (the “IRS”) or a court may adopt, in which case the timing and character of any income or loss on the securities could be significantly and adversely affected. In addition, in 2007, the Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character of income or loss and the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax.

Assuming that the treatment of the securities as income-bearing pre-paid derivative contracts is respected, interest payments that you receive should be included in ordinary income at the time you receive the payments or when the payments accrue, in accordance with your regular method of accounting for U.S. federal income tax purposes.

Under this treatment, any gain or loss recognized upon the sale, exchange or maturity of the securities should be treated as capital gain or loss. Any such capital gain or loss should be treated as long-term capital gain or loss if you held the securities for more than one year.

Non-U.S. Holders should note that because the United States federal income tax treatment (including the applicability of withholding) of the interest payments on the securities is uncertain, and although the Company believes it is reasonable to take a position that the interest payments are not subject to U.S. withholding tax (at least if the applicable IRS Form W-8 is provided), a withholding agent could possibly nonetheless withhold on these payments (generally at a rate of 30%, subject to the possible reduction or elimination of that rate under an applicable income tax treaty), unless income from your securities is effectively connected with your conduct of a trade or business in the United States (and, if an applicable treaty so requires, attributable to a permanent establishment in the United States). Effectively connected interest payments will be includable in a Non-U.S. Holder’s United States gross income and generally will be taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if the Non-U.S. Holder is a corporate Non-U.S. Holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances. In the event of any withholding, we will not be required to pay any additional amounts with respect to amounts so withheld. If you are a Non-U.S. Holder, you are urged to consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities in light of your particular circumstances.

Non-U.S. Holders should also note that final Treasury regulations were released on legislation that imposes a withholding tax of 30% on payments to certain foreign entities unless information reporting and diligence requirements are met, as described in “Material U.S. Federal Income Tax Consequences-Tax Consequences to Non-U.S. Holders” in the accompanying product supplement. Pursuant to the final regulations, such withholding tax will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to this withholding tax. The withholding tax described above will not apply to payments of gross proceeds from the sale, exchange or other disposition of the securities made before January 1, 2019.

Both U.S. and Non-U.S. Holders should consult their tax advisors regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by the 2007 notice. Purchasers who are not initial purchasers of securities at the issue price should also consult their tax advisors with respect to the tax consequences of an investment in the securities, including possible alternative treatments.

Subject to certain assumptions and representations received from us, the discussion in this section entitled “Tax Considerations”, when read in combination with the section entitled “Material U.S. Federal Income Tax Consequences” in the accompanying product supplement, constitutes the full opinion of Sidley Austin llp regarding the material U.S. federal income tax treatment of owning and disposing of the securities.

Where You Can Find More Information

You should read this pricing supplement together with the accompanying prospectus, as supplemented by the accompanying prospectus supplement, relating to our Series A medium-term securities of which these securities are a part, and the more detailed information contained in the accompanying product supplement.

This pricing supplement, together with the documents listed below, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, stand-alone fact sheets, brochures or other

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educational materials of ours. You should carefully consider, among other things, the matters set forth in the “Risk Factors” section of the accompanying product supplement .. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

• Underlying supplement no. 1-I dated April 15, 2016:

https://www.sec.gov/Archives/edgar/data/19617/000095010316012649/crt-dp64909_424b2.pdf

• Product supplement no. 1-I dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000089109216014194/e00048_424b2.pdf

• Prospectus supplement and prospectus dated April 15, 2016:

http://www.sec.gov/Archives/edgar/data/19617/000095010316012636/crt_dp64952-424b2.pdf

Our Central Index Key, or CIK, on the SEC website is 1665650, and JPMorgan Chase & Co.’s CIK is 19617.

As used in this pricing supplement, “we,” “us,” and “our” refer to JPMorgan Financial.

Validity of the Notes and the Guarantee

In the opinion of Sidley Austin llp, as counsel to the Company and the Guarantor, when the notes offered by this pricing supplement have been executed and issued by the Company and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, (a) such notes will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the related guarantee will be a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the Limited Liability Company Act of Delaware and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated February 24, 2016, which has been filed as Exhibit 5.4 to the Company’s registration statement on Form S-3 filed with the Securities and Exchange Commission on February 24, 2016.

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